EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, Netherland, Sewell & Associates, Inc. hereby consents to the inclusion or incorporation by reference in the registration statement on Form S-8 (File No. 333-149190), the registration statement (No. 333-159888) on Form S-3, the registration statement (No. 333-153579) on Form S-3/A, the 2009 Annual Report on Form 10-K and the 2009 Annual Report on Form 10-K/A Amendment No. 1 of BreitBurn Energy Partners L.P. of information from our firm’s reserve report dated January 28, 2010, entitled Estimates of Reserves and Future Revenue to the BreitBurn Operating L.P. Interest in Certain Oil and Gas Properties located in California, Florida and Wyoming as of December 31, 2009 and all references to our firm included in or made part of the BreitBurn Energy Partners L.P. 2009 Annual Report on Form 10-K/A Amendment No. 1.

NETHERLAND, SEWELL & ASSOCIATES, INC.

/s/ J. Carter Henson, Jr.

J. Carter Henson, Jr., P.E.
Senior Vice President
Houston, Texas
October 21, 2010